 Exhibit 99.3
OFFERS TO EXCHANGE
$725,000,000 aggregate principal amount 4.800% Guaranteed Senior Notes due 2028
$725,000,000 aggregate principal amount 5.100% Guaranteed Senior Notes due 2030
$750,000,000 aggregate principal amount 5.500% Guaranteed Senior Notes due 2035
Amcor Flexibles North America, Inc.
Amcor plc
Amcor Finance (USA), Inc.
Amcor UK Finance plc
Amcor Group Finance plc
Berry Global Group, Inc.
Berry Global, Inc.
THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2025, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS OF OLD NOTES MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
To Our Clients:
Enclosed for your consideration is a prospectus dated                 , 2025 and the related letter of transmittal and instructions thereto in connection with the offers, referred to as the exchange offers, of Amcor Flexibles North America, Inc., a Missouri corporation (the “Issuer”), Amcor plc, a public limited company incorporated in Jersey, Channel Islands with limited liability (“Amcor plc”), Amcor Finance (USA), Inc., a Delaware corporation (“AFUI”), Amcor UK Finance plc, a public limited company incorporated under the laws of England and Wales with limited liability (“Amcor UK”), Amcor Group Finance plc, a public limited company incorporated under the laws of England and Wales with limited liability (“AGF”), Berry Global Group, Inc., a Delaware corporation (“Berry Global Group”), and Berry Global, Inc., a Delaware corporation (“Berry Global” and, together with Amcor plc, AFUI, Amcor UK, AGF and Berry Global Group, the “Guarantors”) to exchange $725,000,000 aggregate principal amount 4.800% Guaranteed Senior Notes due 2028 (the “Exchange 2028 Notes”), $725,000,000 aggregate principal amount 5.100% Guaranteed Senior Notes due 2030 (the “Exchange 2030 Notes”) and $750,000,000 aggregate principal amount 5.500% Guaranteed Senior Notes due 2035 (the “Exchange 2035 Notes” and, together with the Exchange 2028 Notes and the Exchange 2030 Notes, the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like aggregate principal amount of outstanding 4.800% Guaranteed Senior Notes due 2028 (the “Old 2028 Notes”), 5.100% Guaranteed Senior Notes due 2030 (the “Old 2030 Notes”) and 5.500% Guaranteed Senior Notes due 2035 (the “Old 2035 Notes,” and, together with the Old 2028 Notes and the Old 2030 Notes, the “Old Notes”) that were issued and sold in reliance upon an exemption from registration under the Securities Act, upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal. Consummation of the exchange offers is subject to certain conditions described in the prospectus.
We are the registered holder of Old Notes held by us for your account. A tender of any such Old Notes can be made only by us as the registered holder and pursuant to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.
Accordingly, we request instructions as to whether you wish us to tender any or all such Old Notes held by us for your account pursuant to the terms and conditions set forth in the prospectus and the letter of transmittal. We urge you to read the prospectus and the letter of transmittal carefully before instructing us to tender your Old Notes.
Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the exchange offer. The exchange offers will

expire at 5:00 p.m., New York City time, on            , 2025, unless extended. Old Notes tendered pursuant to the exchange offers may be withdrawn only under the circumstances described in the prospectus and the letter of transmittal.
Your attention is directed to the following:
1.   The exchange offers are for the entire aggregate principal amount of Old Notes.
2.   Consummation of the exchange offers is conditioned upon the terms and conditions set forth in the prospectus under the captions “Terms of the Exchange Offers — Terms of the Exchange Offers,” “Terms of the Exchange Offers — Expiration Time; Extensions; Amendments” and “Terms of the Exchange Offers — Conditions to the Exchange Offers.”
3.   Tendering holders may withdraw their tender at any time until 5:00 p.m., New York City time, on the expiration date.
4.   We will not pay for underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Old Notes by a holder.
5.   The exchange offers are not being made to, nor will the surrender of Old Notes for exchange be accepted from or on behalf of, holders of Old Notes in any jurisdiction in which the exchange offers or acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.
6.   The acceptance for exchange of Old Notes validly tendered and not withdrawn and the issuance of Exchange Notes will be made as soon as practicable after the expiration date.
7.   In order to extend any of the exchange offers, the Issuer and the Guarantors will notify the exchange agent in writing of any extension of such exchange offer. The Issuer and the Guarantors will notify in writing or by public announcement the registered holders of the applicable Old Notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time. The Issuer and the Guarantors expressly reserve the right, in their sole discretion: (i) to delay accepting for exchange any Old Notes due to an extension of the relevant exchange offer(s), (ii) to extend any of the exchange offers or to terminate any of the exchange offers and to refuse to accept applicable Old Notes not previously accepted if any of the conditions to the consummation of the exchange offers have not been satisfied by giving written notice of such extension or termination to the exchange agent; or (iii) subject to the terms of the Registration Rights Agreement, to amend the terms of the exchange offers in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice or public announcement thereof to the registered holders of Old Notes. If the Issuer and the Guarantors amend any of the exchange offers in a manner that they determine to constitute a material change, they will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the relevant Old Notes of such amendment.
8.   Consummation of the exchange offers may have adverse consequences to non-tendering Old Note holders, including that the reduced amount of Old Notes as a result of the exchange offers may adversely affect the trading market, liquidity and market price of the Old Notes.
9.   If you wish to have us tender any or all of the Old Notes held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows.

Amcor Flexibles North America, Inc.
Amcor plc
Amcor Finance (USA), Inc.
Amcor UK Finance plc
Amcor Group Finance plc
Berry Global Group, Inc.
Berry Global, Inc.
INSTRUCTIONS REGARDING THE EXCHANGE OFFERS
WITH RESPECT TO THE
4.800% GUARANTEED SENIOR NOTES DUE 2028
5.100% GUARANTEED SENIOR NOTES DUE 2030
5.500% GUARANTEED SENIOR NOTES DUE 2035
(OLD NOTES)
THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF YOUR LETTER AND THE ENCLOSED DOCUMENTS TO THEREIN RELATING TO THE EXCHANGE OFFERS OF AMCOR FLEXIBLES NORTH AMERICA, INC., AMCOR PLC, AMCOR FINANCE (USA), INC., AMCOR UK FINANCE PLC, AMCOR GROUP FINANCE PLC, BERRY GLOBAL GROUP, INC. AND BERRY GLOBAL, INC. WITH RESPECT TO THE OLD NOTES.
THIS WILL INSTRUCT YOU WHETHER TO TENDER THE PRINCIPAL AMOUNT OF OLD NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.
☐	Please tender the Old Notes held by you for my account, as indicated below.
☐	Please do not tender any Old Notes held by you for my account.
Type	Aggregate Principal Amount Held for Account of Holder(s)	Principal Amount to be Tendered*
4.800% Guaranteed Senior Notes due 2028
5.100% Guaranteed Senior Notes due 2030
5.500% Guaranteed Senior Notes due 2035

*
UNLESS OTHERWISE INDICATED, SIGNATURE(S) HEREON BY BENEFICIAL OWNER(S) SHALL CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO TENDER ALL OLD NOTES OF SUCH BENEFICIAL OWNER(S).

SIGN HERE
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Please print name(s)
Address
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My Account Number with You
Date